Exhibit 5.1

February 14, 2025

60 Degrees Pharmaceuticals, Inc.

1025 Connecticut Avenue NW Suite 1000,

Washington, D.C.

Re: Registration Statement on Form S-1

We have acted as securities counsel to 60 Degrees Pharmaceuticals, Inc., a corporation incorporated under the laws of the State of Delaware (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the related prospectus contained therein (the “Prospectus”). We are rendering this opinion in connection with the filing by the Company of the Registration Statement relating to the resale of 3,735,977 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), consisting of: (i) 2,043,098 shares of Common Stock issuable upon exercise of common warrants (the “January 2025 Common Warrants”) at an exercise price of $0.771 per share acquired by certain of the Selling Stockholders in the private placement that closed on January 30, 2025 (the “January 2025 Offering”); (ii) 1,503,500 shares of Common Stock issuable upon exercise of common warrants (together with the January 2025 Common Warrants, the “Common Warrants”) at an exercise price of $0.59 per share acquired by certain of the Selling Stockholders in the private placement that closed on February 6, 2025 (the “February 2025 Offering”); (iii) 76,616 shares of Common Stock issuable upon exercise of warrants (the “January 2025 Placement Agent Warrants”) at an exercise price of $1.2763 per share acquired by the placement agent in the January 2025 Offering; and (iv) 112,763 shares of Common Stock issuable upon exercise of warrants (together with the January 2025 Placement Agent Warrants, the “Placement Agent Warrants”) at an exercise price of $0.8938 per share acquired by the placement agent in the February 2025 Offering. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Certificate of Incorporation, as corrected, and the amended and restated Bylaws, each as currently in effect, (ii) the Registration Statement and the exhibits thereto, the Prospectus and (iii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth; and

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, as subject to the limitations set forth herein, we are of the opinion that the Shares have been duly authorized and reserved for issuance, and when issued and sold in accordance with the terms and conditions of the Common Warrants and the Placement Agent Warrants, as applicable, will be validly issued, fully paid and non-assessable.

Our opinion is limited to the United States federal laws, the laws of the State of New York, and the state laws of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

This opinion is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur. We hereby consent to the filing of this letter as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP

Sichenzia Ross Ference Carmel LLP